Exhibit 16









July 20, 2001



Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Piranha, Inc. dated July 19, 2001.

Yours truly,



/s/ Feldman, Sherb & Co., P.C.
Feldman, Sherb & Co., P.C.